Exhibit 99.1

January 2014 Adjusted EBITDA Reconciliation Consolidated Micron with Elpida financial results for FQ1-14 on an annualized basis. Because annualized Adjusted EBITDA is based solely on our historical results for the three months ended November 28, 2013 and does not fully reflect the effect of a number of factors that typically affect our results of operations over a longer twelve-month period, such as seasonality and changes in average selling prices, it is not representative of our results of operations that might be obtained over a full twelve-month period. Annualized Adjusted EBITDA is not intended to be an estimate or forecast of future results and no assurance can be given with respect to our ability to generate comparable levels of Adjusted EBITDA in the current quarter or for any period thereafter, including the year ending August 28, 2014. Amounts in millions FQ1-14 Net Income $ 381 Interest expense, net 96 Income tax provision 80 Depreciation and amortization 491 EBITDA 1,048 Income from equity method investees (86) Restructure and asset impairments (3) Loss from impairments or other asset dispositions 8 Loss from changes in currency exchange rates 6 Stock-based compensation 22 Flow-through of inventory step up 111 Loss on debt restructure 75 Legal settlements 233 Adjusted EBITDA 1,414 x 4 Annualized Adjusted EBITDA1 $ 5,656 ©2014 Micron Technology, Inc.

Strong Cash Flow with Flexible Capital Expenditure January 2014 1. Free Cash Flow defined as Operating Cash Flow minus Capital Expenditures 2. Consolidated Micron with Elpida financial results for FQ1-14 on an annualized basis, excluding annualized impact of ~$250M customer prepayment. Annualized calculations may not be indicative of actual performance. 1 Annualized2